
                                                                     EXHIBIT 4.4

                                SERIES 20[___-__]

                              INDENTURE SUPPLEMENT

                                     BETWEEN

                       SWIFT MASTER AUTO RECEIVABLES TRUST

                                 ISSUING ENTITY

                                       AND

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                INDENTURE TRUSTEE

                              DATED AS OF 20[___-__]

                 SERIES [____] FLOATING RATE ASSET BACKED NOTES

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                                TABLE OF CONTENTS

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
                                                                            Page
                                                                            ----
ARTICLE I CREATION OF SERIES 20[___-__] NOTES............................      2
   SECTION 1.01. Designation.............................................      2
   SECTION 1.02. Re-Opening of Class or Tranche of Notes.................      3

ARTICLE II DEFINITIONS...................................................      3
   SECTION 2.01. Definitions.............................................      3
   SECTION 2.02. Other Definitional Provisions...........................     16

ARTICLE III SERVICING FEE................................................     16
   SECTION 3.01. Servicing Compensation..................................     16

ARTICLE IV RIGHTS OF SERIES 20[___-__] NOTEHOLDERS AND ALLOCATION AND
APPLICATION OF COLLECTIONS...............................................     16
   SECTION 4.01. Collections and Allocations.............................     16
   SECTION 4.02. Determination of Monthly Interest.......................     17
   SECTION 4.03. Determination of Monthly Principal Amount...............     19
   SECTION 4.04. Application of Available Funds on Deposit in Collection
                 Account and Other Sources...............................     19
   SECTION 4.05. Investor Charge-Offs....................................     23
   SECTION 4.06. Reallocated Principal Collections.......................     24
   SECTION 4.07. Excess Interest Collections.............................     25
   SECTION 4.08. Shared Principal Collections............................     25
   SECTION 4.09. Reinstatement of Invested Amount........................     26
   SECTION 4.10. Note Distribution Account...............................     26
   SECTION 4.11. Reserve Fund............................................     27
   SECTION 4.12. Determination of LIBOR..................................     28
   SECTION 4.13. Accumulation Period Reserve Account.....................     29
   SECTION 4.14. Transfer Restrictions...................................     31

ARTICLE V DELIVERY OF SERIES 20[___-__] NOTES; DISTRIBUTIONS; REPORTS TO
SERIES 20[___-__] NOTEHOLDERS............................................     34
   SECTION 5.01. Delivery and Payment for Series 20[___-__] Notes........     34
   SECTION 5.02. Distributions...........................................     34
   SECTION 5.03. Reports and Statements to Series 20[___-__]
                 Noteholders.............................................     36

ARTICLE VI SERIES 20[___-__] EARLY AMORTIZATION EVENTS AND
SERIES 20[___-__] EVENTS OF DEFAULT......................................     36
   SECTION 6.01. Series 20[___-__] Early Amortization Events.............     36
   SECTION 6.02. Series 20[___-__] Events of Default.....................     38


                                        i

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
ARTICLE VII REDEMPTION OF SERIES 20[___-__] NOTES; SERIES LEGAL
MATURITY; FINAL DISTRIBUTIONS............................................     40
   SECTION 7.01. Optional Redemption of Series 20[___-__] Notes..........     40
   SECTION 7.02. Series Legal Maturity...................................     40

ARTICLE VIII MISCELLANEOUS PROVISIONS....................................     42
   SECTION 8.01. Ratification of Agreement...............................     42
   SECTION 8.02. Form of Delivery of Series 20[___-__] Notes.............     42
   SECTION 8.03. Counterparts............................................     42
   SECTION 8.04. Governing Law...........................................     42
   SECTION 8.05. Effect of Headings and Table of Contents................     42

EXHIBIT A Form of Note...................................................    A-1
EXHIBIT B Form of Monthly Statement......................................    B-1
EXHIBIT C Form of Monthly Allocation and Payment Instruction to
          Indenture Trustee..............................................    C-1

     SERIES 20[___-__] INDENTURE SUPPLEMENT, dated as of [_________, 20__], by and between SWIFT MASTER AUTO RECEIVABLES TRUST, a Delaware statutory trust, as Issuing Entity, and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Indenture Trustee.

                                    RECITALS

     A. Section 2.1 of the Indenture provides, among other things, that the Issuing Entity and the Indenture Trustee may at any time and from time to time enter into an Indenture Supplement to authorize the issuance by the Issuing Entity of Notes in one or more Series.

     B. The parties to this Indenture Supplement, by executing and delivering this Indenture Supplement, are providing for the creation of the Series 20[__-_] Notes and specifying the Principal Terms thereof.

     In consideration of the mutual covenants and agreements contained in this Indenture Supplement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                GRANTING CLAUSES

     In addition to the grant of the Indenture, the Issuing Entity hereby grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Series 20[__-_] Notes, all of the Issuing Entity's right, title and interest (whether now owned or hereafter acquired) in, to and under the following (collectively, the "Series Collateral"):

          (i) all Collections on the Receivables allocated to the Series 20[__-_] Notes;

          (ii) all Eligible Investments and all monies, instruments, securities, security entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Series Accounts (including any subaccount thereof) and in all interest, proceeds, Recoveries, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount); and

          (iii) all present and future claims, demands, causes of action and choses in action regarding any of the foregoing and all payments on any of the foregoing and all proceeds of any nature whatsoever regarding any of the foregoing, including all proceeds of the voluntary or involuntary conversion thereof into cash or other liquid property and all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any kind and other forms of obligations and receivables, instruments and other property that at any time constitute any part of or are included in the proceeds of any of the foregoing.

     The foregoing grants are made in trust to secure (a) the Issuing Entity's obligations under the Series 20[__-_] Notes equally and ratably without prejudice, priority or distinction between any Series 20[__-_] Note and any other Series 20[__-_] Notes, other than as expressly provided in this Indenture Supplement, (b) the payment of all other sums payable under the 20[__-_] Notes, the Indenture and this Indenture Supplement and (c) the compliance with the terms and conditions of the Series 20[__-_] Notes, the Indenture and this Indenture Supplement, all as provided herein or therein.

     The Indenture Trustee, as indenture trustee on behalf of the Noteholders, hereby acknowledges the foregoing grants, accepts the trusts under this Indenture Supplement in accordance with the provisions of this Indenture Supplement, and agrees to perform the duties herein required to the end that the interests of the Noteholders may be adequately protected.

                                    ARTICLE I
                        CREATION OF SERIES 20[__-_] NOTES

     SECTION 1.01. Designation.

     (a) There is hereby created a Series of Notes to be issued by the Issuing Entity on the Closing Date pursuant to the Indenture and this Indenture Supplement to be known as the "Series 20[__-_] Floating Rate Asset Backed Notes" or the "Series 20[__-_] Notes." The Series 20[__-_] Notes shall be issued in five Classes, the first shall be known as the "Series 20[__-_] Floating Rate Asset Backed Notes, Class A," the second shall be known as the "Series 20[__-_] Floating Rate Asset Backed Notes, Class B," the third shall be known as the "Series 20[__-_] Floating Rate Asset Backed Notes, Class C," the fourth shall be known as the "Series 20[__-_] Floating Rate Asset Backed Notes, Class D," and the fifth shall be known as the "Series 20[__-_] Floating Rate Asset Backed Equity Notes, Class E." The Series 20[__-_] Notes shall be due and payable on the Series 20[__-_] Legal Maturity Date.

     (b) Series 20[__-_] shall be a Nonoverconentration Series. Series 20[__-_] shall be in Excess Interest Sharing Group One and in Principal Sharing Group One. Series 20[__-_] shall not be a Shared Enhancement Series or in an Interest Reallocation Group. Series 20[__-_] shall not be subordinated to any other Series.

     (c) The Series 20[__-_] Notes are "Notes" and this Indenture Supplement is an "Indenture Supplement" for all purposes under the Indenture. If any provision of the Series 20[__-_] Notes or this Indenture Supplement conflicts with or is inconsistent with any provision of the Indenture, the provisions of the Series 20[__-_] Notes or this Indenture Supplement, as the case may be, control.

     (d) Each term defined in Section 2.01 of this Indenture Supplement relates only to Series 20[__-_] and this Indenture Supplement and to no other Series or Indenture Supplements.

     (e) Notwithstanding anything to the contrary in the Indenture, the Series 20[__-_] Notes, other than the Class D Notes and the Class E Note, shall be issued in fully registered form in minimum amounts of $[100,000] and in integral multiples of $1,000 in excess thereof (except that one Note from each such class may be issued in a different amount so long as such amount exceeds $[1,000]); the Class D Notes shall be issued in fully registered form in minimum amounts of $[(divide principal amount of the Class D by 5 or 10)]; and the Class E Note in an amount equal to [the principal amount of the Class E Note].

     SECTION 1.02. Re-Opening of Class or Tranche of Notes.

     The Depositor may from time to time, with notice to the Rating Agencies but without notice to, or the consent of, the holders of a Class or Tranche of Series 20[__-_] Notes, create and issue additional Series 20[__-_] Notes equal in rank to any Class or Tranche of Series 20[__-_] Notes previously offered in all respects or in all respects, except for the payment of interest accruing prior to the Issuance Date of such additional Series 20[__-_] Notes in a Class or Tranche of Series 20[__-_] Notes or except for the first payment of interest following the Issuance Date of such additional Series 20[__-_] Notes in a Class or Tranche of Series 20[__-_] Notes. This is called a "reopening." When issued, the additional Series 20[__-_] Notes of a Class or Tranche shall be equally and ratably entitled to the benefits of the Indenture and this Indenture Supplement applicable to those Series 20[__-_] Notes with the other Outstanding Notes of that Class or Tranche without preference, priority or distinction. These additional Series 20[__-_] Notes may be consolidated and form a single Class or Tranche with the previously issued Series 20[__-_] Notes and shall have the same terms as to status, redemption or otherwise as the previously issued Series 20[__-_] Notes.

                                   ARTICLE II
                                   DEFINITIONS

     SECTION 2.01. Definitions.

     Whenever used in this Indenture Supplement, the following words and phrases have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     Accumulation Period Factor: With respect to any Collection Period, a fraction:

          (a) the numerator of which is equal to the sum of the initial invested amounts of all outstanding Series in Principal Sharing Group One (including the Initial Invested Amount for Series 20[__-_]); and

          (b) the denominator of which is equal to the sum of (i) the Initial Invested Amount, plus (ii) the initial invested amounts of all outstanding Series in Principal Sharing Group One (other than the Initial Invested Amount for Series 20[__-_]) that are not expected to be in their revolving periods from the date of such calculation to the Series [___-__] Expected Maturity Date;

     provided, however, that this definition may be changed at any time upon receipt by the Indenture Trustee of an Officer's Certificate from the Servicer that such change shall not have an Adverse Effect.

     Accumulation Period Length: Has the meaning specified in Section 4.04(f).

     Accumulation Period Reserve Account: Has the meaning specified in Section 4.13(a).

     Accumulation Period Reserve Account Available Amount: With respect to each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and until termination of the Accumulation Period Reserve Account pursuant to Section 4.13(e), the lesser of:

          (a) the amounts on deposit in the Accumulation Period Reserve Account on such Distribution Date (before giving effect to any (i) deposits made or to be made therein pursuant to Section 4.04(a)(xi) and Section 4.04(b)(i) on such Distribution Date or (ii) any withdrawals made or to be made therefrom pursuant to Section 4.13(c) on such Distribution Date); and

          (b) the Accumulation Period Reserve Account Required Amount for such Distribution Date.

     Accumulation Period Reserve Account Deposit Amount: With respect to each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and until termination of the Accumulation Period Reserve Account pursuant to Section 4.13(e), the excess of (a) the Accumulation Period Reserve Account Required Amount for such Distribution Date, over (b) the Accumulation Period Reserve Account Available Amount for such Distribution Date.

     Accumulation Period Reserve Account Funding Date: The Distribution Date occurring in the [SECOND] Collection Period preceding the scheduled commencement of the Controlled Accumulation Period (or such earlier or later date as may be directed by the Servicer; provided, however, that, if the Accumulation Period Reserve Account Funding Date occurs on a later date, the Servicer expects the Accumulation Period Reserve Account to be fully funded by the commencement of the Controlled Accumulation Period).

     Accumulation Period Reserve Account Required Amount: With respect to each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and until the Accumulation Period Reserve Account is terminated pursuant to
Section 4.13(e), an amount equal to [____]% of the Initial Note Principal
Balance.

     Accumulation Period Reserve Draw Amount: With respect to any Distribution Date relating to the Controlled Accumulation Period or the first Distribution Date relating to the Early Amortization Period, the excess, if any, of (a) the Covered Amount determined as of such Distribution Date, over (b) the portion of the Available Investor Interest Collections for such

Distribution Date constituting net investment earnings from the Note Distribution Account and the Accumulation Period Reserve Account.

     Available Investor Interest Collections: With respect to any Distribution Date, an amount equal to the sum of (a) the Investor Interest Collections with respect to such Distribution Date, plus (b) all interest and investment earnings on Eligible Investments credited to the Reserve Fund, the Note Distribution Account and the Accumulation Period Reserve Account (net of losses and investment expenses) [during the related Collection Period], plus (c) all withdrawals from the Accumulation Period Reserve Account pursuant to Section 4.13(c), plus (d) on the termination of the Accumulation Period Reserve Account pursuant to Section 4.13(e), all remaining amounts on deposit in the Accumulation Period Reserve Account (excluding amounts relating to investment earnings and after giving effect to Section 4.13(c)).

     Available Investor Principal Collections: With respect to any Distribution Date, an amount equal to the excess of (a) the sum of (i) the Investor Principal Collections for such Distribution Date, plus (ii) any Shared Principal Collections with respect to other Series in Principal Sharing Group One (including any amounts on deposit in the Excess Funding Account that are allocated to Series 20[__-_] pursuant to the Indenture for application as Shared Principal Collections), plus (iii) upon the termination of the Reserve Fund pursuant to Section 4.11(e), all remaining amounts on deposit in the Reserve Fund (excluding amounts relating to investment earnings and after giving effect to Section 4.04(b)(ii)), plus (iv) any Available Investor Interest Collections, Reserve Fund Available Amounts and Excess Interest Collections from other Series in the same Excess Interest Sharing Group as the Series 20[__-_] Notes that, as provided in Sections 4.04(a) and (b), are to be treated as Available Investor Principal Collections with respect to that Distribution Date over (b) any Reallocated Principal Collections for such Distribution Date.

     Class A Interest Shortfall: Has the meaning specified in Section 4.02(a).

     Class A Invested Amount: As of any date, an amount equal to (a) the Class A Note Principal Balance as of such date, minus (b) the cumulative amount of unreimbursed Reallocated Principal Collections allocable to the Class A Notes immediately before such date, but limited to an amount that would reduce the Class A Invested Amount to zero, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs allocable to the Class A Notes immediately before such date, but limited to an amount that would reduce the Class A Invested Amount to zero.

     Class A Monthly Interest: Has the meaning specified in Section 4.02(a).

     Class A Note Initial Principal Balance: $[_____________].

     Class A Note Interest Rate: A per annum rate of [____]% in excess of LIBOR, as determined (a) on [____________], for the period from and including the Closing Date through and excluding [____________], and (b) on the related LIBOR Determination Date with respect to each Interest Period thereafter.

     Class A Note Principal Balance: As of any date, the Class A Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class A Noteholders before such date.

     Class A Noteholder: The Person in whose name a Class A Note is registered in the Note Register.

     Class A Notes: Any one of the Series 20[__-_] Notes executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

     Class B Interest Shortfall: Has the meaning specified in Section 4.02(b).

     Class B Invested Amount: As of any date, an amount equal to (a) the Class B Note Principal Balance, minus (b) the cumulative amount of unreimbursed Reallocated Principal Collections allocable to the Class B Notes immediately before such date, but limited to an amount that would reduce the Class B Invested Amount to zero, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs allocable to the Class B Notes immediately before such date, but limited to an amount that would reduce the Class B Invested Amount to zero.

     Class B Monthly Interest: Has the meaning specified in Section 4.02(b).

     Class B Note Initial Principal Balance: $[_____________].

     Class B Note Interest Rate: A per annum rate of [____]% in excess of LIBOR, as determined (a) on [___________], for the period from and including the Closing Date through and excluding [___________], and (b) on the related LIBOR Determination Date with respect to each Interest Period thereafter.

     Class B Note Principal Balance: As of any date, the Class B Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class B Noteholders before such date.

     Class B Noteholder: The Person in whose name a Class B Note is registered in the Note Register.

     Class B Notes: Any one of the Series 20[__-_] Notes executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

     Class C Interest Shortfall: Has the meaning specified in Section 4.02(c).

     Class C Invested Amount: As of any date, an amount equal to (a) the Class C Note Principal Balance as of such date, minus (b) the cumulative amount of unreimbursed Reallocated Principal Collections allocable to the Class C Notes immediately before such date, but limited to an amount that would reduce the Class C Invested Amount to zero, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs allocable to the Class C Notes immediately before such date, but limited to an amount that would reduce the Class C Invested Amount to zero.

     Class C Monthly Interest: Has the meaning specified in Section 4.02(c).

     Class C Note Initial Principal Balance: $[_____________].

     Class C Note Interest Rate: A per annum rate of [____]% in excess of LIBOR, as determined (a) on [____________], for the period from and including the Closing Date through and excluding [____________], and (b) on the related LIBOR Determination Date with respect to each Interest Period thereafter.

     Class C Note Principal Balance: As of any date, the Class C Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class C Noteholders before such date.

     Class C Noteholder: The Person in whose name a Class C Note is registered in the Note Register.

     Class C Notes: Any one of the Series 20[__-_] Notes executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

     Class D Interest Shortfall: Has the meaning specified in Section 4.02(d).

     Class D Invested Amount: As of any date, an amount equal to (a) the Class D Note Principal Balance as of such date, minus (b) the cumulative amount of unreimbursed Reallocated Principal Collections allocable to the Class D Notes immediately before such date, but limited to an amount that would reduce the Class D Invested Amount to zero, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs allocable to the Class D Notes immediately before such date, but limited to an amount that would reduce the Class D Invested Amount to zero.

     Class D Monthly Interest: Has the meaning specified in Section 4.02(d).

     Class D Note Initial Principal Balance: $[_____________].

     Class D Note Interest Rate: A per annum rate of [____]% in excess of LIBOR, as determined (a) on [____________], for the period from and including the Closing Date through and excluding [____________], and (b) on the related LIBOR Determination Date with respect to each Interest Period thereafter.

     Class D Note Principal Balance: As of any date, the Class D Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class D Noteholders before such date.

     Class D Noteholder: The Person in whose name a Class D Note is registered in the Note Register.

     Class D Notes: Any one of the Series 20[__-_] Notes executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

     Class E Note: Any one of the Series 20[__-_] Notes executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

     Class E Interest Shortfall: Has the meaning specified in Section 4.02(e).

     Class E Invested Amount: As of any date, an amount equal to (a) the Class E Note Principal Balance as of such date, minus (b) the cumulative amount of unreimbursed Reallocated Principal Collections allocable to the Class E Note immediately before such date, but limited to an amount that would reduce the Class E Invested Amount to zero, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs allocable to the Class E Note immediately before such date, but limited to an amount that would reduce the Class E Invested Amount to zero.

     Class E Monthly Interest: Has the meaning specified in Section 4.02(e).

     Class E Note Initial Principal Balance: $[_____________].

     Class E Note Interest Rate: A per annum rate of [____]% in excess of LIBOR, as determined (a) on [____________], for the period from and including the Closing Date through and excluding [____________], and (b) on the related LIBOR Determination Date with respect to each Interest Period thereafter.

     Class E Note Principal Balance: As of any, the Class E Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class E Noteholders before such date; provided, however, that notwithstanding any other provision hereof, the Depositor, at any time and from time to time, may (A) allocate a portion of the Nonoverconcentration Certificate Amount to, and increase, the Class E Note Principal Balance, provided that such allocation shall not cause the Nonoverconcentration Pool Balance (determined without giving effect to the provisos in the definitions of Maximum Dealer Exposure Percentage and Maximum Used Vehicle Percentage) to be less than the Required Nonoverconcentration Pool Balance or the Nonoverconcentration Certificate Interest to be less than the Required Nonoverconcentration Certificate Interest or (B) decrease the Class E Note Principal Balance upon satisfaction of the Rating Agency Condition and obtaining written consent of all of the Class E Noteholders.

     Class E Noteholder: The Person in whose name a Class E Note is registered in the Note Register.

     Closing Date: [____________].


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

     Controlled Accumulation Amount: For any Collection Period with respect to the Controlled Accumulation Period, $[____________]; provided, however, that if the Accumulation Period Length is determined to be less than [six] months pursuant to Section 4.04(f), the Controlled Accumulation Amount for each Distribution Date with respect to the Controlled Accumulation Period shall be equal to (a) the product of (i) the Initial Note Principal Balance, times (ii) the Accumulation Period Factor for such Collection Period, divided by (b) the Required Accumulation Factor Number.

     Controlled Accumulation Period: Unless an Early Amortization Event has occurred prior thereto, the period beginning on the first day of the [_________] Collection Period or such later date as is determined in accordance with Section 4.04(f) and ending on the earlier to occur of (a) the close of business on the day immediately preceding the commencement of the Early Amortization Period and
(b) the end of the Collection Period immediately preceding the Distribution Date on which the Note Principal Balance shall be paid in full.

     Controlled Deposit Amount: For any Collection Period with respect to the Controlled Accumulation Period, an amount equal to the sum of (a) the Controlled Accumulation Amount for such Distribution Date and (b) any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

     Covered Amount: As of any Distribution Date on which the Servicer calculates the Accumulation Period Reserve Draw Amount pursuant to Section 4.13(c), an amount equal to actual/360 of the product of (a) the amounts on deposit in the Note Distribution Account as of the immediately preceding Distribution Date (excluding amounts relating to investment earnings and after giving effect to any deposit therein on such preceding Distribution Date), times
(b) one-month LIBOR plus [____]% for the related Interest Period.

     Deficit Controlled Accumulation Amount: (a) for the first Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such first Distribution Date, over the amount deposited into the Note Distribution Account on such first Distribution Date and
(b) for each subsequent Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date, over the amount deposited into the Note Distribution Account on such subsequent Distribution Date.

     Determination Date: The [tenth] day of each calendar month, or if such [tenth] day is not a Business Day, the next succeeding Business Day.

     Distribution Date: [________, 20__], and the [15th] day of each calendar month thereafter, or if such [15th] day is not a Business Day, the next succeeding Business Day.

     Early Amortization Period: The period beginning on the first day on which an Early Amortization Event with respect to Series 20[__-_] occurs and ending on the earlier to occur of

(a) the end of the Collection Period immediately preceding the Distribution Date on which the Note Principal Balance shall be paid in full and (b) the Series 20[__-_] Legal Maturity Date.

     Excess Interest Collections: With respect to Series 20[__-_], the meaning specified in Section 4.07.

     Fixed Investor Percentage: With respect to any Collection Period (or portion thereof occurring after the end of the Revolving Period), the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Net Invested Amount as of the close of business on the last day of the Revolving Period and (b) the denominator of which is the greater of (i) the Adjusted Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the applicable fixed investor percentages for allocating Nonoverconcentration Principal Collections to all outstanding Series (including Series 20[__-_]) with respect to such Collection Period.

     Floating Investor Percentage: With respect to any Collection Period, the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Net Invested Amount as of the close of business on the last day of the immediately preceding Collection Period (or with respect to the first Collection Period, the Initial Invested Amount) and (b) the denominator of which is the greater of (i) the Adjusted Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period (or with respect to the first Collection Period, the Adjusted Nonoverconcentration Pool Balance as of the Series Cut-Off Date) and (ii) the sum of the numerators used to calculate the applicable floating investor percentages for allocating Nonoverconcentration Interest Collections to all outstanding Series (including Series 20[__-_]) with respect to such Collection Period.

     Indenture: The Indenture, dated as of [________, 20__], between the Issuing Entity and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

     Indenture Supplement: This Series 20[__-_] Indenture Supplement, as the same may be amended, supplemented or otherwise modified from time to time.

     Initial Invested Amount: With respect to the Series 20[__-_] Notes, $[__________________].

     Initial Note Principal Balance: The sum of (a) the Class A Note Initial Principal Balance, plus (b) the Class B Note Initial Principal Balance, plus (c) the Class C Note Initial Principal Balance, plus (d) the Class D Note Initial Principal Balance, plus (e) the Class E Note Initial Principal Balance.

     Interest Collections Shortfall: Has, with respect to Series 20[__-_], the meaning specified in Section 4.07.

     Interest Period: With respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing
Date) to but excluding such Distribution Date.

     Invested Amount: The sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, the Class D Invested Amount and the Class E Invested Amount.

     Investor Charge-Offs: Has the meaning specified in Section 4.05.

     Investor Defaulted Amount: With respect to any Distribution Date, the amount of the Nonoverconcentration Defaulted Amount for the related Collection Period allocated to the Series 20[__-_] pursuant to Section 4.1(d).

     Investor Defaulted Percentage: With respect to any Collection Period, the Floating Investor Percentage.

     Investor Interest Collections: With respect to any Distribution Date, the amount of Nonoverconcentration Interest Collections for the related Collection Period allocated to the Series 20[__-_] pursuant to Section 4.1(b).

     Investor Interest Percentage: With respect to any Collection Period, the Floating Investor Percentage.

     Investor Principal Collections: With respect to any date, the amount of the Nonoverconcentration Principal Collections for that date allocated to the Series 20[__-_] pursuant to Section 4.1(c).

     Investor Principal Percentage: For any date, (a) during the Revolving Period, the Floating Investor Percentage and (b) during the Controlled Accumulation Period or the Early Amortization Period, the Fixed Investor Percentage.

     LIBOR: With respect to any Interest Period, the London interbank offered rate for one-month United States dollar deposits determined by the Indenture Trustee for such Interest Period pursuant to Section 4.12.

     LIBOR Determination Date: (a) [_________, 20__], for the period from and including the Closing Date through but excluding [_________, 20__], and (b) the second London Business Day before the commencement of each subsequent Interest Period.

     London Business Day: means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     Monthly Interest: With respect to any Distribution Date, the sum of (a) the Class A Monthly Interest for such Distribution Date, plus (b) the Class B Monthly Interest for such

Distribution Date, plus (c) the Class C Monthly Interest for such Distribution Date, plus (d) the Class D Monthly Interest for such Distribution Date, plus (e) the Class E Monthly Interest for such Distribution Date.

     Monthly Nonoverconcentration Defaulted Amount: With respect to any Collection Period, the aggregate of Nonoverconcentration Defaulted Amounts for each day in that Collection Period.

     Monthly Payment Rate: For any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the Principal Collections for such Collection Period with respect to Principal Receivables arising under the Scheduled Accounts and (b) the denominator of which is the average daily aggregate principal balance of all Principal Receivables arising under the Scheduled Accounts during such Collection Period.

     Monthly Principal Amount: With respect to any Collection Period, the amount required to be deposited into the Note Distribution Account with respect to that Collection Period in respect of the Series 20[__-_] Notes as determined pursuant to Section 4.03.

     Monthly Servicing Fee: With respect to any Distribution Date, an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate, (b) the Floating Investor Percentage for the related Collection Period and (c) the Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period; provided, however, that with respect to the first Distribution Date, the Monthly Servicing Fee shall equal the product of (a) [__]/360 of the Servicing Fee Rate, (b) the Floating Investor Percentage for the related Collection Period and (c) the Nonoverconcentration Pool Balance as of the Series Cut-Off Date.

     Net Invested Amount: With respect to the Series 20[__-_] Notes as of any date of determination, the excess of (a) the Invested Amount as of such date, over (b) the Note Distribution Account Amount on such date.

     Note Distribution Account: Has the meaning specified in Section 4.10(a).

     Note Distribution Account Amount: On any date, an amount equal to the sum of (a) the amount on deposit in the Note Distribution Account (excluding amounts related to investment earnings) on that date and (b) the aggregate amount of outstanding Permitted Delayed Remittances with respect to the Note Distribution Account.

     Note Principal Balance: As of any date of determination, the sum of (a) the Class A Note Principal Balance on such date, plus (b) the Class B Note Principal Balance on such date, plus (c) the Class C Note Principal Balance on such date, plus (d) the Class D Note Principal Balance on such date, plus (e) the Class E Note Principal Balance on such date.

     Principal Sharing Group One: Series 20[__-_] and each other Series specified in the related Indenture Supplements to be included in Principal Sharing Group One.

     Principal Shortfall: With respect to Series 20[__-_], the meaning specified in Section 4.08(a).

     Rating Agency: Each of [Standard & Poor's, Fitch and Moody's].

     Rating Agency Condition: The condition that each of the Rating Agencies with respect to the Notes shall have notified the Depositor, the Servicer and the Issuing Entity in writing that such action shall not result in a downgrade, suspension or withdrawal of the then current rating of the Notes, and with respect to Fitch, it shall be sufficient that Fitch will be given ten Business Days prior notice thereof.

     Reallocated Principal Collections: With respect to any Distribution Date, the amount of Investor Principal Collections applied in accordance with Section
4.06 in an amount not to exceed:

          (a) with respect to the Class A notes, the sum of the Class A Invested Amount, the Class B Invested Amount, Class C Invested Amount, Class D Invested Amount and Class E Invested Amount for that Distribution Date (in each case after giving effect to any change in that amount on that date);

          (b) with respect to the Class B notes, the sum of the Class B Invested Amount, the Class C Invested Amount, the Class D Invested Amount and the Class E Invested Amount (after giving effect to any change in that amount on that date);

          (c) with respect to the Class C notes, the sum of the Class C Invested Amount, the Class D Invested Amount and the Class E Invested Amount (after giving effect to any change in that amount on that date);

          (d) with respect to the Class D notes, the sum of the Class D Invested Amount and the Class E Invested Amount (after giving effect to any change in that amount on that date); and

          (e) with respect to the Class E Note, the Class E Invested Amount (after giving effect to any change in that amount on that date).

     Reassignment Amount: With respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the Note Principal Balance on such Distribution Date, plus (b) the Monthly Interest for such Distribution Date, together with any Monthly Interest previously due but not paid to the Series 20[__-_] Noteholders on prior Distribution Dates.

     Required Accumulation Factor Number: A fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest Monthly Principal Payment Rate on the Accounts, expressed as a decimal, for the 12 months preceding the date of such calculation; provided, however, that this definition may be changed at any time upon receipt by the Indenture Trustee of an Officer's Certificate from the Servicer that such change shall not have an Adverse Effect.

     Required Pool Percentage: [___]%, except that the Depositor may reduce this percentage so long as the Rating Agency Condition is satisfied with respect to the Series 20[__-_] Notes.

     Reserve Fund: Has the meaning specified in Section 4.11(a).

     Reserve Fund Available Amount: With respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Fund on such date (excluding any net investment earnings on amounts on deposit therein and before giving effect to any (i) deposit made or to be made therein pursuant to Section 4.04(a) on such date or (ii) any withdrawal made or to be made therefrom pursuant to
Section 4.04(b)(ii) on such date) and (b) the Reserve Fund Required Amount for such Distribution Date.

     Reserve Fund Deposit Amount: With respect to any Distribution Date, the excess, if any, of (a) the Reserve Fund Required Amount for such Distribution Date, over (b) the Reserve Fund Available Amount for such Distribution Date.

     Reserve Fund Initial Amount: $[_____________].

     Reserve Fund Required Amount: With respect to any Distribution Date, an amount equal to the product of [____]%, times the Net Invested Amount on such Distribution Date (after giving effect to any changes therein on such Distribution Date); provided, however, that the Reserve Fund Required Amount for the Closing Date is the Reserve Fund Initial Amount; and so long as the Rating Agency Condition is satisfied with respect to the Series 20[__-_] Notes, the Depositor may increase or decrease the Reserve Fund Required Amount; and provided, further, that (i) if on any Distribution Date, the average Monthly Payment Rate for the three preceding months is below [ ]% but greater than or equal to [ ]%, then on the next Distribution Date, the Reserve Fund Required Amount shall be equal to the product of [ ]% times the Net Invested Amount on such Distribution Date (after giving effect to any changes therein on such Distribution Date)and (ii) if on any Distribution Date, the average Monthly Payment Rate for the three preceding months is below [ ]%, then on the Distribution Date, the Reserve Fund Required Amount shall be equal to the product of [ ]% times the Net Invested Amount on such Distribution Date (after giving effect to any changes therein on such Distribution Date).

     Reserve Fund Trigger Amount: $[___________]; provided, however, if the Reserve Fund Required Amount has been increased solely as a result of the decrease in the average Monthly Payment Rate, then with respect to that Distribution Date and each Distribution Date thereafter until the amount in the Reserve Fund equals the Reserve Fund Required Amount, the Reserve Fund Trigger Amount shall be $0.

     Reuters Telerate Page 3750: The display page currently so designated on the Reuters Telerate Report (or such other page as may replace such page in that service for the purpose of displaying comparable rates or prices).

     Revolving Period: The period beginning on the Closing Date and ending on the earlier of the close of business on the day immediately preceding the date on which the Controlled Accumulation Period or the Early Amortization Period commences.

     Series 20[__-_]:The Series of Notes, the Principal Terms of which are specified in this Indenture Supplement.

     Series 20[__-_] Early Amortization Event: Has the meaning specified in
Section 6.01.

     Series 20[__-_] Excess Funding Amount: As of any date of determination, the product of (a) the amount on deposit in the Excess Funding Account (excluding amounts relating to investment earnings) on such date, times (b) a fraction (i) the numerator of which is the Net Invested Amount as of such date and (ii) the denominator of which is the sum of the net invested amounts of each outstanding Nonoverconcentration Series (including Series 20[__-_]) being allocated a portion of the funds on deposit in the Excess Funding Account.

     Series 20[___-__] Event of Default: Has the meaning specified in Section 6.02.

     Series 20[___-__] Expected Maturity Date: The [__________] Distribution
Date.

     Series 20[___-__] Insolvency Event of Default: The Series 20[___-__] Events of Default set forth in clauses (e) or (f) of Section 6.02.

     Series 20[___-__] Issuing Entity Insolvency Event of Default: The Series 20[___-__] Event of Default set forth in clause (f) of Section 6.02.

     Series 20[__-_] Legal Maturity Date: The [_______] Distribution Date.

     Series 20[__-_] Note: A Class A Note, a Class B Note, a Class C Note, a Class D Note or a Class E Note.

     Series 20[__-_] Noteholder: A Class A Noteholder, a Class B Noteholder, a Class C Noteholder, a Class D Noteholder or a Class E Noteholder.

     Series 20[__-_] Noteholders' Collateral: The Noteholders' Collateral for Series 20[__-_].

     Series Accounts: With respect to Series 20[__-_], the Note Distribution Account, the Reserve Fund and the Accumulation Period Reserve Account.

     Series Collateral: Has the meaning specified in the granting clauses of this Indenture Supplement.

     Series Cut-Off Date: The close of business on [_______, 20__].

     Series Required Certificate Amount: On any date, the product of (a) the excess, if any, of (i) the Required Pool Percentage over (ii) 100% and (b) the Net Invested Amount on that date.

     Servicing Fee Rate: 1% per annum or such lesser percentage as may be specified by the Servicer in an Officer's Certificate delivered to the Indenture Trustee stating that, in the reasonable belief of the Servicer, such change in percentage shall not result in an Adverse Effect.

     Shared Principal Collections: With respect to Series 20[__-_], has the meaning specified in Section 4.08.

     SECTION 2.02. Other Definitional Provisions.

     (a) Certain capitalized terms used in this Indenture Supplement shall have the respective meanings assigned to them in Part I of the Appendix A to the Trust Sale and Servicing Agreement.

     (b) All references herein to "this Indenture Supplement" are to this Indenture Supplement as it may be amended, supplemented or modified from time to time, and all references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits of this Indenture Supplement unless otherwise specified.

     (c) All terms defined in this Indenture Supplement shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein.

     (d) The rules of construction set forth in Part II of Appendix A to the Trust Sale and Servicing Agreement shall be applicable to this Indenture Supplement.

                                   ARTICLE III
                                  SERVICING FEE

     SECTION 3.01. Servicing Compensation.

     The share of the Servicing Fee allocable to the Series 20[__-_] Noteholders with respect to any Distribution Date is equal to the Monthly Servicing Fee. The portion of the Servicing Fee that is not allocable to the Series 20[__-_] Noteholders shall be paid by the holders of the Certificate Interest or the Noteholders of other Series (as provided in the related Indenture Supplements) and in no event shall the Issuing Entity, the Indenture Trustee or the Series 20[__-_] Noteholders be liable for the share of the Servicing Fee to be paid by the holders of the Certificate Interest or the Noteholders of any other Series.

                                   ARTICLE IV
                      RIGHTS OF SERIES 20[__-_] NOTEHOLDERS
                  AND ALLOCATION AND APPLICATION OF COLLECTIONS

     SECTION 4.01. Collections and Allocations.

     (a) Allocations to Series 20[__-_]. As provided in Section 8.4(a) of the Indenture, Nonoverconcentration Interest Collections, Nonoverconcentration Principal Collections and Nonoverconcentration Defaulted Amounts shall be allocated to Series 20[__-_] and then applied in accordance with this Article IV. No Overconcentration Interest Collections, Overconcentration Principal Collections or Overconcentration Defaulted Amounts shall be allocated to the Series 20[__-_].

     (b) On each Determination Date, the Servicer shall allocate to the Series 20[__-_] an amount of Nonoverconcentration Interest Collections for the related Collection Period equal to the product of (i) the Investor Interest Percentage for the related Collection Period and (ii) the Nonoverconcentration Interest Collections for such Collection Period.

     (c) On each Business Day, the Servicer shall allocate to the Series 20[__-_] an amount of Nonoverconcentration Principal Collections for that date equal to the product of (i) the Investor Principal Percentage for that date and
(ii) the Nonoverconcentration Principal Collections for such that date.

     (d) On each Determination Date, the Servicer shall allocate to the Series 20[__-_] an amount of the Nonoverconcentration Defaulted Amount equal to the product of (i) the Investor Defaulted Percentage for the related Collection Period and (ii) the Monthly Nonoverconcentration Defaulted Amount for the related Collection Period.

     SECTION 4.02. Determination of Monthly Interest.

     (a) The amount of monthly interest (the "Class A Monthly Interest") distributable from the Collection Account with respect to the Class A Notes on any Distribution Date shall be calculated by the Servicer and shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class A Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Class A Note Principal Balance as of the close of business on the last day of the related Collection Period.

     On the Determination Date relating to each Distribution Date, the Servicer shall determine the excess, if any (such excess, the "Class A Interest Shortfall"), of (1) the Class A Monthly Interest for such Distribution Date, over (2) the aggregate amount of funds allocated and available to pay such Class A Monthly Interest on such Distribution Date.

     (b) The amount of monthly interest (the "Class B Monthly Interest") distributable from the Collection Account with respect to the Class B Notes on any Distribution Date shall be calculated by the Servicer and shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class B Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Class B Note Principal Balance as of the close of business on the last day of the related Collection Period.

     On the Determination Date relating to each Distribution Date, the Servicer shall determine the excess, if any (such excess, the "Class B Interest Shortfall"), of (1) the Class B

Monthly Interest for such Distribution Date, over (2) the aggregate amount of funds allocated and available to pay such Class B Monthly Interest on such Distribution Date.

     (c) The amount of monthly interest (the "Class C Monthly Interest") distributable from the Collection Account with respect to the Class C Notes on any Distribution Date shall be calculated by the Servicer and shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class C Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Class C Note Principal Balance as of the close of business on the last day of the related Collection Period.

     On the Determination Date relating to each Distribution Date, the Servicer shall determine the excess, if any (such excess, the "Class C Interest Shortfall"), of (1) the Class C Monthly Interest for such Distribution Date, over (2) the aggregate amount of funds allocated and available to pay such Class C Monthly Interest on such Distribution Date.

     (d) The amount of monthly interest (the "Class D Monthly Interest") distributable from the Collection Account with respect to the Class D Notes on any Distribution Date shall be calculated by the Servicer and shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class D Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Class D Note Principal Balance as of the close of business on the last day of the related Collection Period.

     On the Determination Date relating to each Distribution Date, the Servicer shall determine the excess, if any (such excess, the "Class D Interest Shortfall"), of (1) the Class D Monthly Interest for such Distribution Date, over (2) the aggregate amount of funds allocated and available to pay such Class D Monthly Interest on such Distribution Date.

     (e) The amount of monthly interest (the "Class E Monthly Interest") distributable from the Collection Account with respect to the Class E Note on any Distribution Date shall be calculated by the Servicer and shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class E Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Class E Note Principal Balance as of the close of business on the last day of the related Collection Period.

     On the Determination Date relating to each Distribution Date, the Servicer shall determine the excess, if any (such excess, the "Class E Interest Shortfall"), of (1) the Class E Monthly Interest for such Distribution Date, over (2) the aggregate amount of funds allocated and available to pay such Class E Monthly Interest on such Distribution Date.

     SECTION 4.03. Determination of Monthly Principal Amount.

     The amount of monthly principal to be deposited into the Note Distribution Account with respect to any Collection Period (the "Monthly Principal Amount"), beginning with the Collection Period in the month following the month in which the Controlled Accumulation Period or, if earlier, the Early Amortization Period, begins, shall be equal to the least of (i) the Available Investor Principal Collections with respect to such Collection Period, (ii) for each Collection Period with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Collection Period and (iii) the Net Invested Amount as of such Distribution Date (after taking into account any adjustments to be made on such Distribution Date pursuant to Sections 4.05 and 4.06).

     SECTION 4.04. Application of Available Funds on Deposit in Collection Account and Other Sources.

     (a) On each Distribution Date, the Servicer shall apply, or direct the Indenture Trustee to apply by written instruction to the Indenture Trustee, Available Investor Interest Collections with respect to such Distribution Date on deposit in the Collection Account to make the following distributions or deposits in the following priority:

          (i) an amount equal to the Monthly Servicing Fee for such Distribution Date, together with any Monthly Servicing Fees previously due but not paid to the Servicer on prior Distribution Dates, shall be distributed to the Servicer (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.4 of the Indenture);

          (ii) an amount equal to the Class A Monthly Interest for such Distribution Date, together with any Class A Monthly Interest previously due but not paid to the Class A Noteholders on prior Distribution Dates, shall be distributed to the Paying Agent for payment to the Class A Noteholders;

          (iii) an amount equal to the Class B Monthly Interest for such Distribution Date, together with any Class B Monthly Interest previously due but not paid to the Class B Noteholders on prior Distribution Dates, shall be distributed to the Paying Agent for payment to the Class B Noteholders;

          (iv) an amount equal to the Class C Monthly Interest for such Distribution Date, together with any Class C Monthly Interest previously due but not paid to the Class C Noteholders on prior Distribution Dates, shall be distributed to the Paying Agent for payment to the Class C Noteholders;

          (v) an amount equal to the Class D Monthly Interest for such Distribution Date, together with any Class D Monthly Interest previously due but not paid to the Class

     D Noteholders on prior Distribution Dates, shall be distributed to the Paying Agent for payment to the Class D Noteholders;

          (vi) an amount equal to the Class E Monthly Interest for such Distribution Date, together with any Class E Monthly Interest previously due but not paid to the Class E Noteholders on prior Distribution Dates, shall be distributed to the Paying Agent for payment to the Class E Noteholders;

          (vii) an amount equal to the Investor Defaulted Amount for such Distribution Date shall be treated as Available Investor Principal Collections for such Distribution Date;

          (viii) an amount equal to the Reserve Fund Deposit Amount for such Distribution Date shall be deposited into the Reserve Fund;

          (ix) an amount equal to the sum of Investor Charge-Offs that have not been previously reimbursed shall be treated as Available Investor Principal Collections for such Distribution Date;

          (x) an amount equal to the sum of Reallocated Principal Collections that have not been previously reimbursed shall be treated as Available Investor Principal Collections for such Distribution Date;

          (xi) beginning on the Accumulation Period Reserve Account Funding Date, an amount equal to the Accumulation Period Reserve Account Deposit Amount for such Distribution Date shall be deposited into the Accumulation Period Reserve Account;

          (xii) an amount equal to the Interest Collections Shortfalls for other outstanding Series in Excess Interest Sharing Group One shall be treated as Excess Interest Collections available from Series 20[__-_] and applied to cover the Interest Collections Shortfalls for other outstanding Series in Excess Interest Sharing Group One; and

          (xiii) all remaining Available Investor Interest Collections for such Distribution Date shall be distributed to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.4 of the Indenture), but only to the extent that such balance is not otherwise required to be deposited into the Excess Funding Account or the Cash Collateral Account pursuant to Section 8.3 of the Indenture.

     (b) If Available Investor Interest Collections with respect to any Distribution Date are insufficient to distribute or deposit the full amounts required under Section 4.04(a), the Servicer shall apply, or direct the Indenture Trustee to apply by written instructions to the Indenture Trustee, on such Distribution Date available funds from the following sources in the following order to make up any such shortfalls to the extent provided below:

          (i) from Excess Interest Collections available from other outstanding Series in Excess Interest Sharing Group One, but only to cover shortfalls in the distributions and deposits required under clauses (i) through (xi) of Section 4.04(a) in that order;

          (ii) from the Reserve Fund Available Amount, but only to cover shortfalls in the distributions and deposits required under clauses (i) through (vii) and (ix) of Section 4.04(a) in that order; and

          (iii) from the Reallocated Principal Collections for such Distribution Date, but only to cover shortfalls in the distributions required under clauses (i) through (vi) of Section 4.04(a).

     (c) On each Business Day with respect to the Revolving Period, the Servicer shall apply, or direct the Indenture Trustee to apply by written instruction to the Indenture Trustee, Available Investor Principal Collections for such date to make the following distributions or deposits in the following priority:

          (i) such Available Investor Principal Collections shall be treated as Shared Principal Collections with respect to Principal Sharing Group One and applied in accordance with Section 4.08 hereof and Section 8.5(c) of the Indenture; and

          (ii) the balance of such Available Investor Principal Collections not applied pursuant to clause (i) above shall be distributed to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.4 of the Indenture), but only to the extent that such balance is not otherwise required to be deposited into the Excess Funding Account or the Cash Collateral Account pursuant to Section 8.3 of the Indenture.

     (d) With respect to the Controlled Accumulation Period or the Early Amortization Period, the Servicer shall apply, or direct the Indenture Trustee to apply by written instruction to the Indenture Trustee, Investor Principal Collections for such date to make the following distributions or deposits in the following priority:

          (i) during the Controlled Accumulation Period and before the payment in full of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Note, (A) on each Business Day, an amount equal to the excess, if any, of the Monthly Principal Amount for the related Collection Period, over the amount during that Collection Period so deposited shall be deposited into the Note Distribution Account and (B) on the related Distribution Date, the Series 20[__-_] Excess Funding Amount (up to the Controlled Deposit Amount for such Distribution Date) shall be withdrawn from the Excess Funding Account and deposited into the Note Distribution Account;

          (ii) so long as the Early Amortization Period has not commenced, on the Series [___-__] Expected Maturity Date, all Available Investor Principal Collections for that date, together with all available amounts then on deposit in the Note Distribution Account (including any Series 20[__-_] Excess Funding Amount deposited therein during the related Collection Period), shall be distributed to the Paying Agent for payment first to the Class A Noteholders until the Principal Balance of the Class A Notes is reduced to zero and then for payment to the Class B Noteholders until the Principal Balance of the Class B Notes is reduced to zero and then for payment to the Class C Noteholders until the Principal Balance of the Class C Notes is reduced to zero and then for payment to the Class D Noteholders until the Principal Balance of the Class D Notes is reduced to zero and then for payment to the Class E Noteholders until the Principal Balance of the Class E Note is reduced to zero;

          (iii) during the Early Amortization Period, (A) on each Business Day other than the Distribution Dates, all Investor Principal Collections up to the Monthly Principal Amount shall be deposited into the Note Distribution Account and (B) on each Distribution Date, all Available Investor Principal Collections for such Distribution Date, together with all available amounts, if any, then on deposit in the Note Distribution Account (including any Series 20[__-_] Excess Funding Amount deposited therein during the related Collection Period or on such Distribution Date), shall be distributed to the Paying Agent first for payment to the Class A Noteholders until the Principal Balance of the Class A Notes is reduced to zero and then for payment to the Class B Noteholders until the Principal Balance of the Class B Notes is reduced to zero and then for payment to the Class C Noteholders until the Principal Balance of the Class C Notes is reduced to zero and then for payment to the Class D Noteholders until the Principal Balance of the Class D Notes is reduced to zero and then for payment to the Class E Noteholders until the Principal Balance of the Class E Note is reduced to zero; and

          (iv) the balance of such Available Investor Principal Collections shall be treated as Shared Principal Collections with respect to Principal Sharing Group One and applied in accordance with Section 4.08 hereof and
     Section 8.5(c) of the Indenture.

     (e) On each Distribution Date with respect to the Controlled Accumulation Period, the Indenture Trustee, acting in accordance with written instructions from the Servicer, shall withdraw from the Excess Funding Account and deposit into the Note Distribution Account the Series 20[__-_] Excess Funding Amount (up to the Controlled Deposit Amount for such Distribution Date) pursuant to Section 4.04(d)(i). On the first Distribution Date with respect to the Early Amortization Period, the Indenture Trustee, acting in accordance with the written instructions from the Servicer, shall withdraw from the Excess Funding Account and distribute to the Paying Agent for payment to the Series 20[__-_] Noteholders the Series 20[__-_] Excess Funding Amount pursuant to Section 4.04(d)(iii).

     (f) The Controlled Accumulation Period is scheduled to commence on the first day of the [________] Collection Period; provided, however, that, if the Accumulation Period Length

(determined as described below) is less than [six] Collection Periods, the date on which the Controlled Accumulation Period actually commences shall be delayed to the first day of the Collection Period that is the number of whole Collection Periods before the Series [___-__] Expected Maturity Date at least equal to the Accumulation Period Length and, as a result, the number of Collection Periods in the Controlled Accumulation Period shall at least equal the Accumulation Period Length. On or before each Determination Date beginning with the Determination Date in the [___________] Collection Period and ending when the Controlled Accumulation Period begins, the Servicer shall determine the "Accumulation Period Length," which shall equal the number of whole Collection Periods such that the sum of the Accumulation Period Factors for each Collection Period during such period shall be equal to or greater than the Required Accumulation Factor Number; provided, however, that the Accumulation Period Length shall not be determined to be less than one Collection Period.

     (g) The amount of all distributions and deposits that are required to be made by the Indenture Trustee pursuant to Sections 4.04, 4.06, 4.09, 4.10, 4.13 and 4.14 shall be set forth in written instructions provided by the Servicer to the Indenture Trustee no later than the second Business Day prior to the related Distribution Date or other date on which the related distribution or deposit is required to be made by the Indenture Trustee.

     (h) All distributions that are made by the Indenture Trustee to the Owner Trustee for distribution to the holders of the Certificate Interest pursuant to this Indenture Supplement shall be made in accordance with such written remittance instructions as may be provided to the Indenture Trustee by the Depositor from time to time.

     SECTION 4.05. Investor Charge-Offs.

     (a) On each Determination Date, the Servicer shall calculate the Investor Defaulted Amount, if any, for the related Distribution Date. If the Investor Defaulted Amount for any Distribution Date exceeds the sum of:

          (i) the Available Investor Interest Collections for such Distribution Date applied to fund such Investor Defaulted Amount pursuant to Section 4.04(a)(vii);

          (ii) the Excess Interest Collections available from other outstanding Series in Excess Interest Sharing Group One for such Distribution Date applied to fund such Investor Defaulted Amount pursuant to Section 4.04(a)(vii) in accordance with Section 4.04(b)(i); and

          (iii) the Reserve Fund Available Amount for such Distribution Date applied to fund such Investor Defaulted Amount pursuant to Section 4.04(a)(vii) in accordance with Section 4.04(b)(ii);

     then, an "Investor Charge-Off" shall exist for such Distribution Date and shall reduce the Invested Amount.

     (b) The reduction in the Invested Amount for such Distribution Date due to such Investor Charge-Off shall be allocated as follows:

          (i) the Class E Invested Amount shall be reduced by the amount of such reduction until the Class E Invested Amount is reduced to zero; then

          (ii) The Class D Invested Amount shall be reduced by any remaining amount until the Class D Invested Amount is reduced to zero; then

          (iii) The Class C Invested Amount shall be reduced by any remaining amount until the Class C Invested Amount is reduced to zero; then

          (iv) The Class B Invested Amount shall be reduced by any remaining amount until the Class B Invested Amount is reduced to zero; and then

          (v) The Class A Invested Amount shall be reduced by any remaining amount until the Class A Invested Amount is reduced to zero.

     SECTION 4.06. Reallocated Principal Collections.

     On each Distribution Date, the Servicer shall apply, or direct the Indenture Trustee by written instruction to the Indenture Trustee to withdraw from the Collection Account and apply, Reallocated Principal Collections up to the Invested Amount on such date with respect to such Distribution Date and apply such amounts on such Distribution Date in accordance with Section 4.04(b)(iii). If, on any Distribution Date, Reallocated Principal Collections for such Distribution Date are so applied, then, the Invested Amount shall be reduced by the amount of such application. The reduction in the Invested Amount for such Distribution Date due to such Reallocated Principal Collections shall be allocated as follows:

     (a) the Class E Invested Amount shall be reduced by the amount of such reduction until the Class E Invested Amount is reduced to zero; then

     (b) the Class D Invested Amount shall be reduced by any remaining amount until the Class D Invested Amount is reduced to zero; then

     (c) the Class C Invested Amount shall be reduced by any remaining amount until the Class C Invested Amount is reduced to zero; then

     (d) the Class B Invested Amount shall be reduced by any remaining amount until the Class B Invested Amount is reduced to zero; and then

     (e) the Class A Invested Amount shall be reduced by any remaining amount until the Class A Invested Amount is reduced to zero.

     SECTION 4.07. Excess Interest Collections.

     Subject to Section 8.05(b) of the Indenture, Excess Interest Collections with respect to the Excess Interest Sharing Series in Excess Interest Sharing Group One for any Distribution Date shall be allocated to Series 20[__-_] in an amount equal to the product of (i) the aggregate amount of Excess Interest Collections with respect to all the Excess Interest Sharing Series in Excess Interest Sharing Group One for such Distribution Date and (ii) a fraction, the numerator of which is the Interest Collections Shortfall for Series 20[__-_] for such Distribution Date and the denominator of which is the aggregate amount of Interest Collections Shortfalls for all the Excess Interest Sharing Series in Excess Interest Sharing Group One for such Distribution Date. The "Interest Collections Shortfall" for Series 20[__-_] for any Distribution Date shall equal the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to clauses (i) through (xi) of Section 4.04(a) on such Distribution Date, over (b) the Available Investor Interest Collections for such Distribution Date. The "Excess Interest Collections" with respect to Series 20[__-_] for any Distribution Date shall equal the excess, if any, of (a) the Available Investor Interest Collections for such Distribution Date, over (b) the full amount required to be distributed, without duplication, pursuant to clauses
(i) through (xi) of Section 4.04(a) on such Distribution Date.

     SECTION 4.08. Shared Principal Collections.

     Subject to Section 8.5(c) of the Indenture, the aggregate amount of Shared Principal Collections with respect to the Principal Sharing Series in Principal Sharing Group One for any Distribution Date shall be allocated to Series 20[__-_] in an amount equal to the product of (i) such aggregate amount, times
(ii) a fraction, the numerator of which is the Principal Shortfall for Series 20[__-_] for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Principal Sharing Series in Principal Sharing Group One for such Distribution Date. The "Principal Shortfall" for Series 20[__-_] for any Distribution Date shall equal (a) for any Distribution Date with respect to the Revolving Period, zero, (b) for any Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount with respect to such Distribution Date, over the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections) and (c) for any Distribution Date with respect to the Early Amortization Period, the excess, if any, of the Net Invested Amount, over the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections). The "Shared Principal Collections" with respect to Series 20[__-_] for any Distribution Date shall equal the excess, if any, of (a) the Available Investor Principal Collections for such Distribution Date (without giving effect to clause (a)(ii) of the definition thereof), over (b) the full amount required to be deposited or distributed, without duplication, pursuant to Sections 4.04(c) and (d) on such Distribution Date.

     SECTION 4.09. Reinstatement of Invested Amount.

     (a) The Invested Amount shall be reinstated on any Distribution Date by the amount of any Available Investor Interest Collections that are applied pursuant to Section 4.04(a)(vii), (ix) and (x). This amount shall be applied as follows:

          (i) if the Class A Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class A Invested Amount until it equals the Class A Note Principal Balance minus the amount on deposit in the Note Distribution Account (excluding amounts relating to investment earnings) allocated to it; then

          (ii) if the Class B Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class B Invested Amount until it equals the Class B Note Principal Balance minus the amount on deposit in the Note Distribution Account (excluding amounts relating to investment earnings) allocated to it; then

          (iii) if the Class C Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class C Invested Amount until it equals the Class C Note Principal Balance minus the amount on deposit in the Note Distribution Account (excluding amounts relating to investment earnings) allocated to it; then

          (iv) if the Class D Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class D Invested Amount until it equals the Class D Note Principal Balance minus the amount on deposit in the Note Distribution Account (excluding amounts relating to investment earnings) allocated to it; and then

          (v) if the Class E Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class E Invested Amount until it equals the Class E Note Principal Balance minus the amount on deposit in the Note Distribution Account (excluding amounts relating to investment earnings) allocated to it.

     SECTION 4.10. Note Distribution Account.

     (a) The Indenture Trustee, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee in the name of the Indenture Trustee, on behalf of the Issuing Entity, an Eligible Deposit Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the "Note Distribution Account"). The Indenture Trustee shall possess all right, title and interest in all Eligible Investments and all monies, cash, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Note Distribution Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Noteholders. Except as expressly provided in this Indenture Supplement and the Trust Sale and

Servicing Agreement, the Servicer agrees that it has no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Note Distribution Account for any amount owed to it by the Indenture Trustee, the Issuing Entity, any Noteholder or any Series Enhancer. The Indenture Trustee, at the written direction of the Servicer, shall
(i) make withdrawals from the Note Distribution Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement and (ii) on each Distribution Date (from and after the commencement of the Controlled Accumulation Period) before the earlier of payment in full of the Series 20[__-_] Notes and the Series 20[__-_] Legal Maturity Date, make deposits into the Note Distribution Account in the amounts specified in, and in accordance with, Section 4.04(d)(i).

     (b) Funds on deposit in the Note Distribution Account shall, at the written direction of the Servicer, be invested by the Indenture Trustee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee or its nominee for the benefit of the Noteholders. The Indenture Trustee shall cause each Eligible Investment to be delivered to it (including a securities intermediary) and shall be credited to the Note Distribution Account. Funds on deposit in the Note Distribution Account shall be invested in Eligible Investments. [On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Note Distribution Account shall be treated as Available Investor Interest Collections with respect to the last day of the related Collection Period.] The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.10(b) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture Supplement, the Indenture or the Trust Sale and Servicing Agreement.

     SECTION 4.11. Reserve Fund.

     (a) The Indenture Trustee, for the benefit of the Series 20[__-_] Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Issuing Entity, an Eligible Deposit Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Series 20[__-_] Noteholders (the "Reserve Fund"). The Indenture Trustee shall possess all right, title and interest in all Eligible Investments and all monies, cash, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Reserve Fund and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Series 20[__-_] Noteholders. Except as expressly provided in this Indenture Supplement and the Trust Sale and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Reserve Fund for any amount owed to it by the Indenture Trustee, the Issuing Entity, any Noteholder or any Series Enhancer. The Indenture Trustee, at the written direction of the Servicer, shall make deposits to and withdrawals from the Reserve Fund from time to time, in the amounts and for the purposes set forth in this Indenture Supplement.

     (b) Funds on deposit in the Reserve Fund shall, at the written direction of the Servicer, be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments. All such Eligible Investments shall be held by the Indenture Trustee or its nominee for the benefit of the Series 20[__-_] Noteholders. The Indenture Trustee shall cause each Eligible Investment to be delivered to it or its nominee (including a securities intermediary) and shall be credited to the Reserve Fund. Funds on deposit in the Reserve Fund shall be invested in Eligible Investments. [On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund shall be treated as Available Investor Interest Collections for such Distribution Date.] The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.11(b) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture Supplement, the Indenture or the Trust Sale and Servicing Agreement.

     (c) The Reserve Fund shall be funded by the Depositor on the Closing Date in the amount of the Reserve Fund Initial Amount, and shall be increased and decreased thereafter as described herein.

     (d) If on any Distribution Date, after giving effect to all withdrawals from and deposits to the Reserve Fund, the amount on deposit in the Reserve Fund (excluding amounts relating to investment earnings) exceeds the Reserve Fund Required Amount then in effect, the Indenture Trustee shall, at the written direction of the Servicer, distribute such excess to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement.

     (e) Upon the earlier to occur of the date on which the Series 20[__-_] Notes are paid in full and the Series Legal Maturity Date, any funds remaining in the Reserve Fund, after giving effect to any deposits and withdrawals made therefrom on such date, shall be treated as Available Investor Principal Collections. The Reserve Fund shall thereafter be deemed to have terminated for purposes of this Indenture Supplement.

     SECTION 4.12. Determination of LIBOR.

     (a) On each LIBOR Determination Date, the Indenture Trustee shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Reuters Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Depositor), the rate shall be the One Month Reference Bank Rate. The "One Month Reference Bank Rate" shall be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Depositor) as of 11:00 a.m., London time, on the applicable LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on such preceding Distribution Date in amounts approximately equal to the principal balance of the Notes. The Indenture Trustee shall request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate shall be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate shall be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York, selected by the Indenture Trustee after consultation with the Depositor, as of 11:00 a.m., New York time, on such date to leading European banks for U.S. dollar deposits for a period of one month commencing on such applicable date in amounts approximately equal to the then outstanding principal balance of the Notes. If no such quotation can be obtained, the rate shall be LIBOR for the prior Distribution Date.

     (b) On each LIBOR Determination Date, the Indenture Trustee shall send to the Servicer, the Issuing Entity and the Administrator by facsimile or email transmission, notification of LIBOR for the following Interest Period.

     (c) The Servicer shall provide on the Monthly Statement the Class A Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, the Class D Note Interest Rate and the Class E Note Interest Rate applicable to each Distribution Date. On each Distribution Date, the Class A Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, the Class D Note Interest Rate and the Class E Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its Corporate Trust Office at [(___) ___-____] or such other telephone number as may be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time. Alternatively, in lieu of providing such written notice, the Indenture Trustee may make notice of such change in telephone number available to the Series 20[__-_] Noteholders through the Indenture Trustee's internet website, which initially is located at [_____________].

     (d) Other than the determination of LIBOR as provided for herein, all other determinations and calculations provided for in this Indenture Supplement shall be made by the Servicer.

     SECTION 4.13. Accumulation Period Reserve Account.

     (a) The Indenture Trustee, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Issuing Entity, an Eligible Deposit Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the "Accumulation Period Reserve Account"). The

Indenture Trustee shall possess all right, title and interest in all Eligible Investments and all monies, cash, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Accumulation Period Reserve Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Noteholders. Except as expressly provided in this Indenture Supplement and the Trust Sale and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Accumulation Period Reserve Account for any amount owed to it by the Indenture Trustee, the Issuing Entity, any Noteholder or any Series Enhancer. The Indenture Trustee, at the direction of the Servicer, shall
(i) make withdrawals from the Accumulation Period Reserve Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement, and (ii) on each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and before the termination of the Accumulation Period Reserve Account as provided below, make deposits into the Accumulation Period Reserve Account in the amount of the Accumulation Period Reserve Account Deposit Amount for such Distribution Date from: (1) Available Investor Interest Collections for such Distribution Date as applied in accordance with Section 4.04(a)(xi) and (2) Excess Interest Collections available from other outstanding Series in Excess Interest Sharing Group One for such Distribution Date as applied in accordance with Section 4.04(b)(i).

     (b) Funds on deposit in the Accumulation Period Reserve Account shall, at the written direction of the Servicer, be invested by the Indenture Trustee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee or its nominee for the benefit of the Noteholders. The Indenture Trustee shall cause each Eligible Investment to be delivered to it (including a securities intermediary) and shall be credited to the Accumulation Period Reserve Account. Funds on deposit in the Accumulation Period Reserve Account shall be invested in Eligible Investments. [On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Accumulation Period Reserve Account shall be treated as Available Investor Interest Collections with respect to the last day of the related Collection Period.] The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.13(b) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture Supplement, the Indenture or the Trust Sale and Servicing Agreement.

     (c) On or before each Distribution Date with respect to the Controlled Accumulation Period and on or before the first Distribution Date with respect to the Early Amortization Period beginning after the commencement of the Controlled Accumulation Period, the Servicer shall calculate the Accumulation Period Reserve Draw Amount; provided, however, that such amount shall be reduced to the extent that funds otherwise would be available for deposit into the Accumulation Period Reserve Account pursuant to Sections 4.04(a)(xi) and Section 4.04(b)(i) on such Distribution Date. If for any Distribution Date, the Accumulation Period Reserve Draw

Amount is greater than zero, the Accumulation Period Reserve Draw Amount, up to the Available Accumulation Period Reserve Account Amount, shall be withdrawn from the Accumulation Period Reserve Account on such Distribution Date by the Indenture Trustee (acting in accordance with the written instructions of the Servicer) and deposited into the Collection Account for application as Available Investor Interest Collections.

     (d) If on any Distribution Date, after giving effect to all withdrawals from and deposits to the Accumulation Period Reserve Account, the amount on deposit in the Accumulation Period Reserve Account exceeds the Accumulation Period Reserve Account Required Amount then in effect, the Indenture Trustee shall, at the written direction of the Servicer, distribute such excess to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement.

     (e) Upon the earliest to occur of (i) the payment in full of the Series 20[__-_] Notes, (ii) the first Distribution Date relating to the Early Amortization Period and (iii) the Legal Maturity Date, any funds remaining in the Accumulation Period Reserve Account, after withdrawal of funds therefrom on such date in accordance with Section 4.13(c), shall be treated as Available Investor Interest Collections. The Accumulation Period Reserve Account shall thereafter be deemed to have terminated for purposes of this Indenture Supplement.

     SECTION 4.14. Transfer Restrictions.

     (a) The [Class D Notes and the] Class E Note (or interests therein) may not be acquired by or for the account of (i) a Benefit Plan or (ii) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code (including foreign or governmental plans) if such acquisition would result in a non-exempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to ERISA or
Section 4975 of the Code. By accepting and holding a [Class D Note or] the Class E Note (or interest therein), the Holder thereof and any related Note Owner shall each be deemed to have represented and warranted that it is not, nor is it acquiring the Note for the account of either, (i) a Benefit Plan or (ii) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code (including foreign or governmental plans) if such acquisition would result in a non-exempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to ERISA or
Section 4975 of the Code. The [Class D Notes and the] Class E Note are also subject to the minimum denomination specified in Section 1.01(e).

     (b) The [Class D Notes and the] Class E Note will not be registered under the Securities Act or the securities or blue sky laws of any other jurisdiction. Consequently, the [Class D Notes and the] Class E Note are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein. No sale, pledge or other transfer of the [Class D Notes or the] Class E Note (or interest therein) may be made by any Person unless either (i) such sale, pledge or other transfer is made to the Depositor, (ii) so long as the [Class D Notes or the] Class E Note are eligible for resale pursuant to Rule 144A under the Securities Act, such sale, pledge or other transfer is made to a person whom the transferor reasonably believes after due inquiry is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act (a "Qualified Institutional Buyer") acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Qualified Institutional Buyers) to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act, or (iii) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case (A) the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Depositor, and (B) the Indenture Trustee shall require a written opinion of counsel (which will not be at the expense of the Depositor or the Indenture Trustee) satisfactory to the Depositor and the Indenture Trustee to the effect that such transfer will not violate the Securities Act. No sale, pledge or other transfer may be made to any one person of [Class D Notes or the] Class E Note with a face amount of less than the amount determined in accordance with Section 1.01(e) hereof in order to prevent the Trust from being treated as a "publicly traded partnership" under Section 7704 of the Code, and, in the case of any Person acting on behalf of one or more third parties (other than a bank (as defined in Section 3(a)(2) of the Securities Act) acting in its fiduciary capacity), for [Class D Notes or the] Class E Note with a face amount of less than such amount for each such third party. Any attempted transfer in contravention of the immediately preceding restriction will be void ab initio and the purported transferor will continue to be treated as the owner of the [Class D Notes or the] Class E Note for all purposes. Neither the Depositor nor the Indenture Trustee shall be obligated to register the [Class D Notes or the] Class E Note under the Securities Act, qualify the [Class D Notes or the] Class E Note under the securities laws of any state or provide registration rights to any purchaser or holder thereof. Transfer of a [Class D Note or a] Class E Note may only be made to a Person who is a United States Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code). Any Person other than the Depositor acquiring a [Class D Note or] a Class E Note or an interest therein shall be deemed to have made the representations set forth in Section 2.14 of the Indenture.

     (c) With respect to [the Class D Notes and] the Class E Note, the Trust is authorized and directed to withhold tax at the highest United States federal income tax rate applicable to ordinary income from any payment of interest to a foreign Noteholder as if such interest allocable to the foreign Noteholder were effectively connected with the conduct of a trade or business within the United States. In determining the non-foreign status of the Noteholder, the Trust shall be entitled to rely on the Noteholder's certification of non-foreign status signed under penalty of perjury. Each foreign Noteholder shall obtain a taxpayer identification number from the United States Internal Revenue Service and submit that number to the Trust on an appropriate form in order to assure appropriate crediting of the taxes withheld. The amount of any tax so withheld shall be treated as interest paid in cash to such foreign Noteholder at the time it is withheld by the Trust and remitted to the United States Internal Revenue Service. Any withholding of tax hereunder shall not prevent the Trust or the foreign Noteholder from contesting any such tax in appropriate proceedings. A foreign Noteholder who wishes to apply for a refund of any such withholding tax shall file with the United States Internal Revenue Service a claim for refund. Such claim of the foreign Noteholder shall be made solely against the United States Internal Revenue Service or the United States. [No Class D Note or Class E Note may be transferred to a prohibited foreign person (as defined below), to a foreign bank, or to a Person acting as an intermediary or agent of a prohibited foreign person or a foreign bank in connection with the acquisition of a Class D Note or the Class E Note, as applicable. As used herein, a "foreign bank" means any foreign entity which would be a "bank" within the meaning of section 881(c)(3)(A) of the Code, unless any payment made on a Class D Note or the Class E Note, as applicable, acquired by such entity is, in its entirety, (i) subject to United States federal income tax by reason of such income being effectively connected with the conduct of a trade or business in the United States, or (ii) exempt from United States withholding tax by reason of a tax treaty to which the United States is a party; provided, that such entity, in each such case, provides the Issuing Entity with an appropriate duly completed certificate on Internal Revenue Service Form W-8ECI or W-8BEN, as the case may be, or any successor form thereof. A "foreign entity" is any entity other than: (i) a corporation (or other entity taxable as a corporation for United States federal income tax purposes) or partnership (or other entity treated as a partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof; (ii) an estate, the income of which is subject to United States federal income tax regardless of its source; or (iii) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or
(2) was in existence on August 20, 1996 and has properly elected under applicable United States Treasury regulations to be treated as a United States person. If the Noteholder is not a foreign bank but is a foreign entity or an individual who is not a citizen or resident of the United States, such Noteholder will provide the Trust with an appropriate duly completed certificate on Internal Revenue Service Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, as the case may be, or any successor form thereof, to certify the Noteholder entitlement to a complete exemption from United States withholding tax with respect to payments to be made on a Class D Note or Class E Note, as applicable. Any foreign entity or individual other than a citizen or resident of the United States who fails to comply with the certification requirement of the immediately preceding sentence shall be deemed to be a "prohibited foreign person."]

     (d) [No Class D Note or Class E Note may be transferred unless the transferor provides to the Indenture Trustee an opinion of independent counsel that the transfer will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.]

     (e) [The Class A Notes, Class B Notes and Class C Notes (or interests therein) may not be acquired by or for the account of a Benefit Plan or any other plan that is subject to any law that is substantially similar to ERISA or
Section 4975 of the Code if such acquisition would give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code, or a violation of any substantially similar applicable law.]

                                    ARTICLE V
                       DELIVERY OF SERIES 20[__-_] NOTES;
              DISTRIBUTIONS; REPORTS TO SERIES 20[__-_] NOTEHOLDERS

     SECTION 5.01. Delivery and Payment for Series 20[__-_] Notes.

     The Indenture Trustee shall authenticate the Series 20[__-_] Notes in accordance with Section 2.2 of the Indenture. The Indenture Trustee shall deliver the Series 20[__-_] Notes to the Issuing Entity when so authenticated.

     SECTION 5.02. Distributions.

     (a) On each Distribution Date, based solely on the information contained in the Monthly Statement, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class A Notes pursuant to this Indenture Supplement.

     (b) On each Distribution Date, based solely on the information contained in the Monthly Statement, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class A Notes pursuant to this Indenture Supplement.

     (c) On each Distribution Date, the Paying Agent shall distribute to each Class B Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class B Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class B Notes pursuant to this Indenture Supplement.

     (d) On each Distribution Date, the Paying Agent shall distribute to each Class B Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class B Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class B Notes pursuant to this Indenture Supplement.

     (e) On each Distribution Date, the Paying Agent shall distribute to each Class C Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class C Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class C Notes pursuant to this Indenture Supplement.

     (f) On each Distribution Date, the Paying Agent shall distribute to each Class C Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class C Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class C Notes pursuant to this Indenture Supplement.

     (g) On each Distribution Date, the Paying Agent shall distribute to each Class D Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class D Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class D Notes pursuant to this Indenture Supplement.

     (h) On each Distribution Date, the Paying Agent shall distribute to each Class D Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class D Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class D Notes pursuant to this Indenture Supplement.

     (i) On each Distribution Date, the Paying Agent shall distribute to the Class E Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class E Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class E Note pursuant to this Indenture Supplement.

     (j) On each Distribution Date, the Paying Agent shall distribute to the Class E Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class E Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class E Note pursuant to this Indenture Supplement.

     (k) The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.5 of the Trust Sale and Servicing Agreement,
Section 11.2 of the Indenture and Section 7.01 of this Indenture Supplement.

     (l) Except as provided in Section 11.2 of the Indenture with respect to a final distribution, distributions to Series 20[__-_] Noteholders hereunder shall be made by (i) wire transfer or check mailed first class, postage prepaid to each Series 20[__-_] Noteholder (at such Noteholder's address as it appears in the Note Register), except that with respect to any Series 20[__-_] Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds and (ii) without presentation or surrender of any Series 20[__-_] Note or the making of any notation thereon.

     (m) The Indenture Trustee shall have no duty to make any deposits or distributions or any other payments under this Indenture Supplement unless and until it has sufficient cash to make such payments and it has received written instructions from the Servicer as to such deposits, distributions and payments.

     SECTION 5.03. Reports and Statements to Series 20[__-_] Noteholders.

     (a) On each Distribution Date, the Paying Agent, on behalf of the Indenture Trustee, shall mail or deliver to each Series 20[__-_] Noteholder a statement substantially in the form of Exhibit B prepared by the Servicer[; provided, however, that, in lieu of the Paying Agent's mailing or delivering such statement, the Indenture Trustee may make such statement available to the Series 20[__-_] Noteholders through the Indenture Trustee's internet website, which initially is located at [http://www.______________]].

     (b) No later than the second Business Day preceding each Distribution Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Paying Agent and each Rating Agency (i) a statement substantially in the form of Exhibit B prepared by the Servicer and (ii) a certificate of an Authorized Officer of the Servicer substantially in the form of Exhibit C; provided that the Servicer may amend the form of Exhibit B and Exhibit C from time to time.

     (c) A copy of each statement or certificate provided pursuant to Section 5.03(a) or (b) may be obtained by any Series 20[__-_] Noteholder by a request in writing to the Servicer.

     (d) On or before [______] of each calendar year, beginning with calendar year 20[__], the Paying Agent, on behalf of the Indenture Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 20[__-_] Noteholder, a statement prepared by the Servicer containing the information that is required to be contained in the statements to the Series 20[__-_] Noteholders, as set forth in Section 5.03(a), aggregated for the preceding calendar year, together with other information as is required to be provided by an issuer of indebtedness under the Code[; provided, however, that, in lieu of the Paying Agent's mailing or delivering such statement, the Indenture Trustee may make such statement available to the Series 20[__-_] Noteholders through the Indenture Trustee's internet website, which initially is located at [http://www._____________]]. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information is provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

                                   ARTICLE VI
      SERIES 20[__-_] EARLY AMORTIZATION EVENTS AND SERIES 20[__-_] EVENTS
                                   OF DEFAULT

     SECTION 6.01. Series 20[__-_] Early Amortization Events.

     If any one of the following events occurs with respect to the Series 20[__-_] Notes:

     (a) failure on the part of the Depositor, the Servicer or the Seller, as applicable, to duly observe or perform in any material respect any other covenants or agreements of the

Depositor, the Servicer or the Seller, as the case may be, set forth in the Trust Sale and Servicing Agreement or the Pooling and Servicing Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given by the Indenture Trustee or the Owner Trustee to the Depositor, provided, however, that no Early Amortization Event shall be deemed to occur if the Receivables affected by such failure are repurchased by the Depositor or the Servicer or GMAC (if GMAC is not the Servicer), as applicable, in accordance with the Basic Documents;

     (b) any representation or warranty made by the Seller in the Pooling and Servicing Agreement or the Depositor in the Trust Sale and Servicing Agreement or any information contained on the Schedule of Accounts, (i) shall prove to have been incorrect in any material respect when made or when delivered, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Depositor by the Indenture Trustee or the Owner Trustee and (ii) as a result of such incorrectness the interests of the Securityholders are materially and adversely affected, provided, however, that no Early Amortization Event shall be deemed to occur if the Receivables relating to such representation or warranty are repurchased by the Seller or the Depositor, as applicable, in accordance with the Basic Documents;

     (c) failure on the part of the Depositor, the Servicer or the Seller, as applicable, to pay (or set aside for payment) all amounts required to be paid as principal on any Notes on the Series [___-__] Expected Maturity Date;

     (d) on any Distribution Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than [___]%;

     (e) on any three consecutive Distribution Dates, the amount on deposit in the Reserve Fund is less than the Reserve Fund Required Amount;

     (f) on any Distribution Date, the Reserve Fund Required Amount for such Distribution Date exceeds the amount on deposit in the Reserve Fund by more than the Reserve Fund Trigger Amount;

     (g) [on any Distribution Date the amount of funds drawn from the Reserve Fund to pay interest on the Notes on the preceding Distribution Date is not replaced on or prior to such Distribution Date, and on such Distribution Date and on each of the Business Days since the Distribution Date preceding such Distribution Date the prime rate used with respect to calculating the Interest Rate on the Receivables for the period beginning on each such date is less than LIBOR as of such date];

     (h) a notice setting forth one or more Events of Default under this Indenture Supplement and declaring the unpaid principal amount of Outstanding Notes (together with accrued and unpaid interest thereon) immediately due and payable has been given pursuant to Section 5.2(a) of the Indenture;

     (i) an Insolvency Event with respect to the Depositor or the Servicer (or GMAC, if it is not the Servicer);

     (j) on any Distribution Date, the amount on deposit in the Excess Funding Account exceed [ ]% of the sum of the Net Invested Amounts of all outstanding Series (including Series 20[ ] -[]), being determined as the average over the six Collection Periods immediately preceding the Distribution Date, or, if shorter, the period from the initial issuance date through and including the last day of the immediately preceding Collection Period);

     (k) the Issuing Entity or the Depositor is required to register under the Investment Company Act;

     (l) (i)(1)General Motors files a petition, or (2) a person other than General Motors files a petition that remains undismissed after 90 days, or (3) a court enters an order for relief against General Motors, in each case, under Chapter 7 of the U.S. Bankruptcy Code or a similar provision of state or federal law that would result in the liquidation of General Motors; or (ii) General Motors ceases to operate as an automobile manufacturer or undertakes to sell or liquidate all or substantially all of its automobile manufacturing assets or business (or files a motion or other pleading requesting approval of any such actions), in either case, after a petition has been filed under Chapter 11 of the U.S. Bankruptcy Code or a similar provision of state or federal law; or

     (m) [a Basis Swap related to the Series 20[__-__] Notes is terminated, revoked, withdrawn, rescinded or found by a court of competent jurisdiction to be unenforceable for any reason other than (i) in connection with the issuance of additional Series 20[__-__] Notes and the replacement of such Basis Swap in connection therewith; (ii) the payment in full of such series of Notes; or (iii) the replacement of the Basis Swap Counterparty pursuant to the terms of such Basis Swap].

     then, in the case of any event described in all clauses above other than clause (i) or (l), after any applicable grace period, either the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of Series 20[__-_] Notes by notice then given in writing to the Depositor and the Servicer (and to the Indenture Trustee if given by the Series 20[__-_] Noteholders) may declare that an Early Amortization Event with respect to the Series 20[__-_] Notes (a "Series 20[__-_] Early Amortization Event") has occurred as of the date of such notice, and, in the case of any event described in clauses (i) and (l) above, a Series 20[__-_] Early Amortization Event, shall occur without any notice or other action on the part of the Indenture Trustee or the Series 20[__-_] Noteholders immediately upon the occurrence of the event.

     SECTION 6.02. Series 20[__-_] Events of Default.

     For the purposes of this Indenture Supplement, "Event of Default" wherever used herein, means any one of the following events:

     (a) failure to pay any interest on any Note as and when the same becomes due and payable, and such default shall continue unremedied for a period of thirty-five (35) days; or

     (b) except as set forth in Section 6.02(c) below, failure to pay any instalment of the principal of any Note as and when the same becomes due and payable, and such default continues unremedied for a period of thirty (30) days after there shall have been given, by registered or certified mail, written notice thereof to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Holders of not less than 25% of the Outstanding Amount of such Notes, a written notice specifying such default and demanding that it be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (c) failure to pay in full the Outstanding Amount attributable to the Notes on or prior to the Series 20[__-_] Legal Maturity Date for such Notes;

     (d) default in the observance or performance in any material respect of any covenant or agreement of the Issuing Entity made in the Indenture or this Indenture Supplement in respect of the Notes (other than a covenant or agreement in respect of the Notes a default in the observance or performance which is specifically dealt with elsewhere in this Section 6.2), which failure materially and adversely affects the rights of the Noteholders, and such default shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity and the Depositor (or the Servicer, as applicable) by the Indenture Trustee or to the Issuing Entity and the Depositor (or the Servicer, as applicable) and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

     (e) the filing of an order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under the Bankruptcy Code, and such order shall have continued undischarged or unstayed for a period of 90 days; or the filing of a decree or order by a court having jurisdiction in the premises approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Issuing Entity under any other Insolvency Law, and such decree or order shall have continued undischarged or unstayed for a period of 90 days; or the filing of a decree or order of a court having jurisdiction in the premises appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity's affairs, and such decree or order shall have continued undischarged and unstayed for a period of 90 consecutive days; or

     (f) the commencement by the Issuing Entity of a voluntary case under the Bankruptcy Code; or the filing of a petition or answer or consent by the Issuing Entity seeking reorganization, arrangement, adjustment or composition under any other Insolvency Law, or consent to the filing of any such petition, answer or consent; or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or the making by the Issuing Entity of an assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as such debts become due.

     The Issuing Entity shall deliver to the Indenture Trustee within five Business Days after learning of the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 6.2(d), its status and what action the Issuing Entity is taking or proposes to take with respect thereto.

                                   ARTICLE VII
        REDEMPTION OF SERIES 20[__-_] NOTES; SERIES LEGAL MATURITY; FINAL
                                 DISTRIBUTIONS

     SECTION 7.01. Optional Redemption of Series 20[__-_] Notes.

     (a) On any day occurring on or after the date on which the Note Principal Balance is reduced to [10]% or less of the Initial Note Principal Balance, the [Servicer/Depositor] shall have the option to purchase the Series 20[__-_] Noteholders' Collateral and thereby cause a redemption of the Series 20[__-_] Notes, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

     (b) Upon any such election, the [Servicer/Depositor] shall give the [Servicer/Depositor], the Indenture Trustee, the Issuing Entity and, if applicable, other holders of the Certificate Interest at least 30 days prior written notice of the date on which the [Service/Depositor] intends to exercise such optional redemption as well as the Reassignment Amount and the Indenture Trustee shall provide notice to Holders of the Series 20[__-_] Notes that it has received such notice from the [Servicer/Depositor]. No later than 11:00 a.m. (New York City time) on such day the [Servicer/Depositor] shall deposit the Reassignment Amount into the Collection Account in immediately available funds. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit into the Collection Amount in accordance with the foregoing, the Invested Amount of the Series 20[__-_] Notes shall be deemed reduced to zero and the Series 20[__-_] Noteholders shall be deemed to have no further interest in the Receivables. The Reassignment Amount shall be distributed as set forth in Section 7.02.

     SECTION 7.02. Series Legal Maturity.

     (a) The amount to be paid by the Depositor with respect to Series 20[__-_] in connection with a reassignment of the Noteholders' Collateral pursuant to
Section 2.5 of the Trust Sale and Servicing Agreement shall be the Reassignment Amount for the first Distribution Date following the Collection Period in which the reassignment obligation arises under the Trust Sale and Servicing Agreement. With respect to the Reassignment Amount deposited into the

Collection Account pursuant to Section 2.5 of the Trust Sale and Servicing Agreement or pursuant to Section 7.01 of this Indenture Supplement or the proceeds from any Foreclosure Remedy pursuant to Section 5.4 of the Indenture, the Indenture Trustee shall, in accordance with the written direction of the Servicer, no later than 11:00 a.m. (New York City time) on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds:

          (i) (A) the Class A Note Principal Balance on such Distribution Date shall be distributed to the Paying Agent for payment to the Class A Noteholders and (B) an amount equal to the sum of (1) the Class A Monthly Interest for such Distribution Date and (2) any Class A Monthly Interest previously due but not paid to the Class A Noteholders on prior Distribution Dates, shall be distributed to the Paying Agent for payment to the Class A Noteholders on such Distribution Date;

          (ii) (A) the Class B Note Principal Balance on such Distribution Date shall be distributed to the Paying Agent for payment to the Class B Noteholders and (B) an amount equal to the sum of (1) the Class B Monthly Interest for such Distribution Date and (2) any Class B Monthly Interest previously due but not paid to the Class B Noteholders on prior Distribution Dates, shall be distributed to the Paying Agent for payment to the Class B Noteholders on such Distribution Date;

          (iii) (A) the Class C Note Principal Balance on such Distribution Date shall be distributed to the Paying Agent for payment to the Class C Noteholders and (B) an amount equal to the sum of (1) the Class C Monthly Interest for such Distribution Date and (2) any Class C Monthly Interest previously due but not paid to the Class C Noteholders on prior Distribution Dates, shall be distributed to the Paying Agent for payment to the Class C Noteholders on such Distribution Date;

          (iv) (A) the Class D Note Principal Balance on such Distribution Date shall be distributed to the Paying Agent for payment to the Class D Noteholders and (B) an amount equal to the sum of (1) the Class D Monthly Interest for such Distribution Date and (2) any Class D Monthly Interest previously due but not paid to the Class D Noteholders on prior Distribution Dates, shall be distributed to the Paying Agent for payment to the Class D Noteholders on such Distribution Date; and

          (v) (A) the Class E Note Principal Balance on such Distribution Date shall be distributed to the Paying Agent for payment to the Class E Noteholders and (B) an amount equal to the sum of (1) the Class E Monthly Interest for such Distribution Date and (2) any Class E Monthly Interest previously due but not paid to the Class E Noteholders on prior Distribution Dates, shall be distributed to the Paying Agent for payment to the Class E Noteholders on such Distribution Date.

     (b) Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Trust Sale and Servicing Agreement, (i) all amounts distributed to the Indenture Trustee pursuant to Section 7.02(a) for payment to the Series 20[__-_] Noteholders shall be deemed distributed in full to the Series 20[__-_] Noteholders on the date on which such funds are distributed to the Indenture Trustee pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 11.2 of the Indenture and (ii) in the event that the amounts available for final distribution to the Series 20[__-_] Noteholders and to the Noteholders of any other Series on any Distribution Date are less than the full amount required to be so distributed, the available amounts shall be allocated to each Series based on the respective amounts required to be distributed to each such Series (including Series 20[__-_]) on such Distribution Date.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

     SECTION 8.01. Ratification of Agreement.

     As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement is to be read, taken and construed as one and the same instrument.

     SECTION 8.02. Form of Delivery of Series 20[__-_] Notes.

     The Series 20[__-_] Notes shall be delivered as Registered Notes as provided in Section 2.2 of the Indenture.

     SECTION 8.03. Counterparts.

     This Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all counterparts shall together constitute one and the same instrument.

     SECTION 8.04. Governing Law.

     THIS INDENTURE SUPPLEMENT AND EACH SERIES 20[__-_] NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 8.05. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

                                        SWIFT MASTER AUTO RECEIVABLES TRUST, as
                                        Issuing Entity

                                        By HSBC Bank USA, National Association,
                                        not in its individual capacity, but
                                        solely as Owner Trustee


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE BANK OF NEW YORK TRUST COMPANY,
                                        N.A., not in its individual capacity,
                                        but solely as Indenture Trustee,
                                        Securities Intermediary


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT A

                            FORM OF CLASS [_] NOTE(1)

     Unless this Note is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Issuing Entity or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     The holder of this Class [_] Note, by its acceptance hereof, and the owner of a beneficial interest in this Class [_] Note, by its acceptance of such beneficial interest, covenant and agree that (a) they shall not at any time institute against the Issuing Entity or the Depositor, or join in instituting against the Issuing Entity or the Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, the Indenture Supplement or any of the other related transaction documents and (b) if any Depositor becomes a debtor or debtor in possession in a case under any applicable United States federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, any claim that the holders of the Notes of any Series may have at any time against the Issuing Entity's assets allocated in accordance with the Indenture to any Series unrelated to such Notes, and any claim that the holders of such Notes have at any time against the Depositor that they may seek to enforce against such Issuing Entity's assets allocated to any unrelated Series, shall be subordinate to the payment in full (including post-petition interest) of the claims of the holders of any Notes of such unrelated Series and of the holders of any other notes, bonds, contracts or other obligations relating to such unrelated Series.

     The holder of this Class [_] Note, by acceptance of this Class [_] Note, and each holder of a beneficial interest therein, agree to treat the Class [_] Notes as indebtedness of the Issuing Entity for applicable United States federal, state and local income and franchise tax purposes.

     Any holder of this Class [_] Note, by its acceptance of this Class [_] Note, shall be deemed to have represented that either (a) it is not acquiring the Class [ ] Note with the plan assets of (i) an employee benefit plan (as defined in Section 3(3) of the

----------
(1)  Notes to be conformed.


                                      A-1-1

Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), (iii) any entity whose underlying assets include plan assets by reason of an employee benefit plan's or a plan's investment in such entity or (iv) any other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Code; or (b) the acquisition and holding of the Class [ ] Note will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or
Section 4975 of the Code or a violation of any substantially similar applicable law.


                                      A-1-2

Registered                                                    $______________(1)
No. R-__                                                  CUSIP No. ____________
                                                            ISIN No. ___________
                                                         Common Code ___________

                       SWIFT MASTER AUTO RECEIVABLES TRUST

          SERIES 20[___-_] FLOATING RATE ASSET BACKED NOTES, CLASS [_]

     SWIFT Master Auto Receivables Trust (herein referred to as the "Issuing Entity"), a Delaware statutory trust governed by the Trust Agreement, dated as of [___________], for value received, hereby promises to pay to ___________________________, or registered assigns, subject to the following provisions, the principal sum of ________________________________ ______________
DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture and the Indenture Supplement (each referred to herein), on the [________] Distribution Date (the "Series 20[__-_] Legal Maturity Date"), except as otherwise provided below or in the Indenture or the Indenture Supplement. Beginning on [__________] and on each Distribution Date thereafter until the principal amount of this Class [_] Note is paid in full, the Issuing Entity shall pay interest on the unpaid principal amount of this Class [_] Note at an annual rate equal to the sum of LIBOR and [____]% (the "Class [_] Note Interest Rate"), as determined pursuant to the Indenture Supplement. Interest on this Class [_] Note shall begin accruing from [_______________] (the "Closing Date") and shall be payable in arrears on each Distribution Date, computed on the basis of a 360-day year and the actual number of days elapsed. The principal of this Class [_] Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Class [_] Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Reference is made to the further provisions of this Class [_] Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class [_] Note.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Class [_] Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

----------
(1) Denominations of $[100,000] and integral multiples of $1,000 in excess thereof.


                                      A-1-3

     IN WITNESS WHEREOF, the Issuing Entity has caused this Class [_] Note to be duly executed.

                                        SWIFT MASTER AUTO RECEIVABLES TRUST, as
                                        Issuing Entity

                                        By HSBC Bank USA, National Association,
                                        not in its individual capacity, but
                                        solely as Owner Trustee


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated: ________, _____

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Class [_] Notes described in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, N.A., not in its
                                        individual capacity, but solely as
                                        Indenture Trustee


                                        By
                                           -------------------------------------
                                                     Authorized Officer


                                      A-1-4

                       SWIFT MASTER AUTO RECEIVABLES TRUST
           SERIES 20[__-_] FLOATING RATE ASSET BACKED NOTES, CLASS [_]

                         Summary of Terms and Conditions

     This Class [_] Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as the Series 20[__-_] Floating Rate Asset Backed Notes (the "Notes"), issued under the Indenture, dated as of [________, 20__] (the "Indenture"), between the Issuing Entity and The Bank of New York Trust Company, N.A., as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 20[__-_] Indenture Supplement, dated as of [__________, 20__] (the "Indenture Supplement" and, together with the Indenture, the "Series Agreement"), and representing the right to receive certain payments from the Issuing Entity. The Notes are subject to all of the terms of the Series Agreement. All terms used in this Class [_] Note that are defined in the Series Agreement have the meanings assigned to them in or pursuant to the Series Agreement. In the event of any conflict or inconsistency between the Series Agreement and this Class [_] Note, the Series Agreement controls.

     The [Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Note] with and initial aggregate principal amount of $[______________], $[______________], $[______________], $[______________], and
$[______________], shall also be issued under the Series Agreement. [The rights of the holders of the [Class A Note, Class B Notes, Class C Notes, and Class D Notes] to receive payments on the Class [_] Notes are senior to the rights of the holders of the Class [_] Notes to receive payments as specified in the Series Agreement.] [The rights of the holders of the [Class B Notes, Class C Notes, Class D Notes, and Class E Note] to receive payments on the Class [_] Notes are subordinate to the rights of the holders of the Class [_] Notes to receive payments as specified in the Series Agreement.]

     The Noteholder, by its acceptance of this Class [_] Note, agrees that it shall look solely to the property of the Issuing Entity allocated to the payment of the Notes for payment hereunder and under the Series Agreement and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Notes or the Series Agreement or, except as expressly provided in the Series Agreement, subject to any liability under the Series Agreement.

     This Class [_] Note does not purport to summarize the Series Agreement and reference is made to the Series Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

     The Class [_] Note Initial Principal Balance is $[______________]. The Class [_] Note Principal Balance on any date of determination shall be an amount equal to (a)


                                      A-1-5
the Class [_] Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class [_] Noteholders on or before such date.

     The Series [___-__] Expected Maturity Date is the [__________] Distribution Date, but principal with respect to the Class [_] Notes may be paid earlier or later under certain circumstances described in the Series Agreement. If for one or more months during the Controlled Accumulation Period there are not sufficient funds to deposit the Controlled Deposit Amount into the Note Distribution Account, then to the extent that excess funds are not available on subsequent Distribution Dates with respect to the Controlled Accumulation Period to make up for such shortfalls, the final payment of principal of the Notes shall occur later than the Series [___-__] Expected Maturity Date. Payments of principal of the Notes shall be payable in accordance with the provisions of the Series Agreement.

     Subject to the terms and conditions of the Series Agreement, the Depositor may, from time to time, direct the Owner Trustee, on behalf of the Issuing Entity, to issue one or more new Series of notes.

     On each Distribution Date, the Paying Agent shall distribute to each Class
[_] Noteholder of record on the related Record Date (except for the final distribution in respect of this Class [_] Note) such Class [_] Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest and principal on the Class
[_] Notes pursuant to the Indenture Supplement. Except as provided in the Series Agreement with respect to a final distribution, distributions to the Noteholders shall be made by (a) check mailed to each Noteholder (at such Noteholder's address as it appears in the Note Register), except that with respect to any Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds and (b) without presentation or surrender of any Note or the making of any notation thereon. Final payment of this Class [_] Note shall be made only upon presentation and surrender of this Class [_] Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Noteholders in accordance with the Series Agreement.

     On any day occurring on or after the date on which the outstanding principal balance of the Notes is reduced to 10% or less of the initial outstanding principal balance of the Notes, the Issuing Entity shall have the option to redeem the Notes, at a purchase price equal to (a) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (b) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

     This Class [_] Note does not represent an obligation of, or an interest in, the Depositor, GMAC LLC or any Affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality.


                                      A-1-6

     Each Noteholder, by accepting a Note, hereby covenants and agrees that it shall not at any time institute against the Issuing Entity or the Depositor, or join in instituting against the Issuing Entity or the Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

     Except as otherwise provided in the Indenture Supplement, the Class [_] Notes are issuable only in minimum denominations of $[100,000] and integral multiples of $1,000. The transfer of this Class [_] Note shall be registered in the Note Register upon surrender of this Class [_] Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class [_] Noteholder or such Class [_] Noteholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class [_] Notes in any authorized denominations of like aggregate principal amount shall be issued to the designated transferee or transferees.

     As provided in the Series Agreement and subject to certain limitations therein set forth, Class [_] Notes are exchangeable for new Class [_] Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuing Entity or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Issuing Entity, the Depositor, the Indenture Trustee and any agent of the Issuing Entity, the Depositor or the Indenture Trustee shall treat the person in whose name this Class [_] Note is registered as the owner hereof for all purposes, and none of the Issuing Entity, the Depositor, the Indenture Trustee or any agent of the Issuing Entity, the Depositor or the Indenture Trustee shall be affected by notice to the contrary.

     This Class [_] Note is to be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder are to be determined in accordance with such laws.


                                      A-1-7

                                   ASSIGNMENT

Social Security or other identifying number of assignee ________________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                     _____________________________________

                     _____________________________________

                     _____________________________________

                     _____________________________________
                         (name and address of assignee)

the within note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________________________________________,
attorney, to transfer said note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________              _____________________________________(2)

                                        Signature Guaranteed:


                                        ----------------------------------------

----------
(2) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.


                                      A-1-8

                                                                       EXHIBIT B

                            FORM OF MONTHLY STATEMENT

                                   ----------

                       SWIFT MASTER AUTO RECEIVABLES TRUST
                SERIES 20[__-_] FLOATING RATE ASSET BACKED NOTES

                                   ----------

     Pursuant to the Indenture, dated as of [__________, 20__] (as amended and supplemented, the "Indenture"), between SWIFT Master Auto Receivables Trust (the "Issuing Entity") and The Bank of New York Trust Company, N.A., as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 20[__-_] Indenture Supplement, dated as of [____________] (as amended and supplemented, the "Indenture Supplement" and, together with the Indenture, the "Series Agreement"), GMAC LLC ("GMAC") as Servicer under the Trust Sale and Servicing Agreement (as defined in the Series Agreement) is required to prepare certain information each month regarding current distributions to the Series 20[__-_] Noteholders and the performance of the Issuing Entity during the previous month.

     The information that is required to be prepared with respect to the Distribution Date of __________, and with respect to the performance of the Issuing Entity during the month of __________ is set forth below.

     Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Series Agreement.

     [TO BE PROVIDED]

     IN WITNESS WHEREOF, the undersigned has caused this Monthly Statement to be duly executed by the its duly authorized officer as of [______________, 20__].

                                        GMAC LLC,
                                        as Servicer


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT C

                     FORM OF MONTHLY ALLOCATION AND PAYMENT
                        INSTRUCTIONS TO INDENTURE TRUSTEE

                                   ----------

                       SWIFT MASTER AUTO RECEIVABLES TRUST
                SERIES 20[__-_] FLOATING RATE ASSET BACKED NOTES

                                   ----------

     The undersigned, a duly authorized representative of GMAC LLC ("GMAC"), as Servicer pursuant to the Trust Sale and Servicing Agreement, dated as of [___________] (as amended and supplemented, the "Trust Sale and Servicing Agreement"), among GMAC, SWIFT Master Auto Receivables Trust (the "Issuing Entity") and Wholesale Auto Receivables LLC, does hereby certify as follows:

     1. Capitalized terms used in this Certificate have their respective meanings set forth in the Trust Sale and Servicing Agreement or the Indenture, dated as of [___________] (as amended and supplemented, the "Indenture"), between the Issuing Entity and The Bank of New York Trust Company, N.A., as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 20[__-_] Indenture Supplement, dated as of [_____________] (as amended and supplemented, the "Indenture Supplement" and, together with the Indenture, the "Series Agreement"), as applicable.

     2. GMAC is the Servicer.

     3. The undersigned is an Authorized Officer of the Servicer.

     4. As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Trust Sale and Servicing Agreement and the Series Agreement through the Collection Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Servicer, if any, to remedy such default and (iii) the current status of each such default]; if applicable, insert "None".

     5. As of the date hereof, to the best knowledge of the undersigned, no Early Amortization Event occurred on or before such date.

     6. The Monthly Allocation and Payment Instructions are as follows: [TO BE PROVIDED]

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed by the its duly authorized officer as of [______________, 20[__].

                                        GMAC LLC,
                                        as Servicer


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------